QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report dated February 1, 2002 incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements File No. 33-63254, No. 333-48213, No. 333-67141 and No. 333-51710.

Denver, Colorado,
    March 22, 2002.

QuickLinks

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS